Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Director of External Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
REPORTS THIRD QUARTER RESULTS
•     Gross Written Premium up 48.2%
•     Net Operating Income of $0.23 per diluted share
•     Net income of $0.09 per diluted share
•     Combined Ratio of 96.7%
•     Declared Quarterly Dividend of $0.02 per share
SOUTHFIELD, MICHIGAN
November 3, 2008
Third Quarter Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported net operating income, a non GAAP measure, of $10.9 million or $0.23 per diluted share and net income of $4.2 million, or $0.09 per diluted share for the quarter ended September 30, 2008. Third quarter net income includes the after-tax impacts of Hurricanes Gustav and Ike, which are now estimated at $5.4 million, or $0.11 per diluted share, and an after-tax realized capital loss of $6.7 million, or $0.14 per diluted share. The realized capital loss was primarily due to the other than temporary impairments of Freddie Mac, Fannie Mae and Lehman Brothers preferred stock.
The 2008 third quarter GAAP combined ratio was 96.7%, including 8.1 percentage points of property catastrophe losses from the above mentioned hurricanes. This compares to a combined ratio of 93.8% for the third quarter of 2007. The loss ratio for the third quarter of 2008 was 65.7% including the 8.1 percentage points from the two hurricanes, compared to 59.9% for the third quarter of 2007. The 2008 third quarter combined ratio includes an expense ratio of 31.0% compared to 33.9% for the same period in 2007. The expense ratio improvement is due primarily to the reduction of fronting fees and the Company’s ability to leverage fixed costs across a larger earned premium base.
Commenting on the Company’s results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated, “While our net income was adversely impacted by the unanticipated crisis in the financial markets and the two hurricanes, we are pleased with our core operating results. Gross written premium grew by 48.2% to $134.4 million, which includes $37.8 million from ProCentury for the two months following the closing on the merger. Excluding ProCentury, gross written premium grew by 6.5%. Our operating profitability continued despite a competitive market and the $5.4 million after-tax impact of the two hurricanes, with only two months of premium from ProCentury. New business initiatives from 2007 and 2008 have gained traction while we continue to be selective in our growth and disciplined in our underwriting. We are diligently monitoring achieved rates and see signs of a near term change to more adequate pricing levels as the multiple negative impacts from recent events are being realized. Our
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balance sheet remains under-levered and we are well capitalized to grow our premium writings without the need to raise new equity. The elimination of fronting fees and our ability to further leverage fixed costs have contributed to the continuing improvement in the expense ratio.”
Net operating income was adversely impacted by an after-tax realized loss of $6.7 million, or $0.14 per diluted share, which consists of the previously announced realized losses from preferred stock holdings of Fannie Mae, Freddie Mac and Lehman Brothers. There was also some modest decline in the debt security investment portfolio, primarily from GMAC and Lehman Brothers bonds that have become impaired.
Commenting on the investment portfolio, Meadowbrook Chief Financial Officer Karen M. Spaun stated, “Meadowbrook maintains a conservative investment portfolio, which focuses on high quality fixed income securities and an appropriate level of liquidity. Consequently, the recent financial crisis and its impact on Fannie Mae, Freddie Mac and Lehman Brothers only had a 1.5% impact on our book value. We closely match the duration of our assets to our liabilities and we have historically had and anticipate future positive operating cash flows which allow us to hold securities to maturity and avoid any forced sales to meet liquidity requirements. At September 30, 2008, 98.5% of our bonds are investment grade.”
The effective tax rate for the third quarter of 2008 was 44.5%.  The unusually high effective tax rate for the quarter reflects the impact of establishing a $2.0 million deferred tax valuation allowance relating to the previously mentioned other than temporary impairments of Freddie Mac, Fannie Mae and Lehman Brothers preferred stock.  The valuation allowance was established based upon our expectation that we will not recognize taxable capital gains to offset the tax benefits from these capital losses.  Our investment and tax strategies reflect our intent and ability to hold our debt securities to maturity.
Year-to-Date Overview:
Net operating income for the nine months ended September 30, 2008 was $26.5 million, or $0.65 per diluted share and net income was $19.7 million, or $0.48 per share. The after-tax impact of catastrophe losses for the nine months ended September 30, 2008 was $5.4 million, or $0.13 per diluted share.
The year to date GAAP combined ratio for 2008 was 94.0% and includes 3.3 percentage points of catastrophe losses, compared to a combined ratio of 95.7% for the same period in 2007. The loss ratio for the nine months ended September 30, 2008 was 63.2% compared to 61.7% for the same period in 2007. The combined ratio for the nine months ended September 30, 2008 includes an expense ratio of 30.8% compared to 34.0% for the same period in 2007.
The year to date net operating income of $26.5 million was impacted by after-tax realized losses of $6.9 million, or $0.17 per diluted share, due primarily to the realized investment losses recorded in the third quarter. Amortization expense for the nine months ended September 30, 2008, was $4.6 million, or $0.11 per diluted share.
Other Matters
ProCentury’s Results:
Meadowbrook’s results for the three and nine months ended September 30, 2008 included only two months of ProCentury’s results because the effective date for the closing of the merger was July 31, 2008.
Shareholders’ Equity:
Shareholders’ equity was $422.6 million, or $7.33 per common share at September 30, 2008 on a substantially greater number of shares outstanding, compared to $301.9 million, or $8.16 per common share, at December 31, 2007.
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Common stock shares outstanding at September 30, 2008 increased to 57,644,022 from 36,980,070 shares outstanding at September 30, 2007. During the quarter, we issued 21.1 million shares or $122.5 million of new equity in conjunction with the ProCentury merger. The total consideration for the transaction was $220.2 million resulting in estimated goodwill of $48.8 million and an increase in other intangible assets of $30.6 million.
At September 30, 2008, our debt-to-equity ratio was 34.0%, compared to 18.5% at December 31, 2007. Debt to equity excluding debentures was 14.8% at September 30, 2008 compared to zero at December 31, 2007.
Dividend and Share Repurchases:

On October 31, 2008, our Board of Directors declared a quarterly dividend of $0.02 per share payable on December 1, 2008, to shareholders of record as of November 14, 2008.
During the third quarter of 2008, we repurchased 500,000 shares at a cost of $7.01 per share. The total repurchase authorization is 3,000,000 shares and 2,500,000 shares remain under the authorization.
Also on October 31, 2008, our Board of Directors elected two former ProCentury board members, Robert F. Fix and Jeffrey A. Maffett, to our Board.
2008 and 2009 Expectations
We have revised our 2008 earnings guidance to include the effect of the ProCentury merger. We now expect 2008 net operating income to be between $37.0 million and $38.0 million, or $0.82 to $0.84 per diluted share. Our 2008 expectations include full year amortization expense of approximately $6.0 million.
For 2009, we expect net operating income to be in a range of $46 million to $52 million. Gross written premium should be in a range of $725 million to $740 million. Our combined ratio should be in a range of 95.0% to 97.0%.
Commenting on the 2009 outlook Mr. Cubbin stated, “Achieving these goals would result in net operating income of $0.80 to $0.90 per diluted share, and net operating income, excluding amortization expense of between $0.90 and $1.00 per diluted share, with approximately 57.6 million shares outstanding. We view 2009 as a transitional year for the insurance market, and we are positioning the company to take advantage of price stabilization and then firming. We have confidence in the revenue synergies that are developing from the ProCentury merger and expect meaningful value to emerge in the latter part of 2009 and into 2010. We believe that the newly expanded Meadowbrook will be well positioned to take advantage of opportunities in the changing specialty insurance environment.”
About Meadowbrook Insurance Group
Following the recent merger with ProCentury Corporation, Meadowbrook today includes several agencies, claims and loss prevention facilities, self-insured management organizations and seven property and casualty insurance underwriting companies, including one in Bermuda. Meadowbrook has twenty-six locations in the United States. A leader in the specialty program management market, Meadowbrook is a risk management organization, specializing in alternative risk management solutions for agents, professional and trade associations. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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EARNINGS RELEASE	PAGE 4

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	SEPTEMBER 30,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2008	2007
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,054,837	$651,601
Premium & agents balances	130,536	87,341
Reinsurance recoverable	257,749	199,514
Deferred policy acquisition costs	58,033	26,926
Prepaid reinsurance premiums	35,869	17,763
Goodwill	108,590	43,497
Other assets	161,314	87,324

Total Assets	$1,806,928	$1,113,966

LIABILITIES
Loss and loss adjustment expense reserves	$879,712	$540,002
Unearned premium reserves	293,236	153,927
Debt	62,625	—
Debentures	80,930	55,930
Other liabilities	67,840	62,213

Total Liabilities	1,384,343	812,072

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	422,585	301,894

Total Liabilities & Stockholders’ Equity	$1,806,928	$1,113,966

Book value per common share	$7.33	$8.16

Book value per common share excluding unrealized gain/loss on available for sale securities, net of deferred taxes	$7.57	$8.07

EARNINGS RELEASE	PAGE 5

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE NINE MONTHS
(In Thousands, Except	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
Share & Per Share Data)	2008	2007	2008	2007
SUMMARY DATA
Gross written premiums	$134,418	$90,729	$319,256	$258,233
Net written premiums	112,465	73,203	259,935	210,845

REVENUES
Net earned premiums	$104,243	$67,337	$247,296	$199,732
Net commissions and fees	12,309	13,319	33,972	35,613
Net investment income	10,622	6,788	24,687	19,173
Net realized (losses) gains	(7,290)	(200)	(7,467)	(186)

Total Revenues	119,884	87,244	298,488	254,332

EXPENSES
Net losses & loss adjustment expenses (1)	63,932	37,015	145,135	113,368
Salaries & employee benefits	17,056	15,750	43,954	42,181
Interest expense	2,333	1,476	4,898	4,631
Policy acquisition and other underwriting expenses (1)	19,470	12,927	45,333	39,739
Amortization expense	1,531	622	4,645	1,309
Other administrative expenses	8,055	8,890	24,847	23,882

Total Expenses	112,377	76,680	268,812	225,110

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	7,507	10,564	29,676	29,222
Income tax expense	3,338	3,219	10,128	8,829
Equity earnings of affiliates	26	210	143	271

NET INCOME	$4,195	$7,555	$19,691	$20,664

NET OPERATING INCOME (2)	$10,938	$7,685	$26,549	$20,785

Amortization expense	1,531	622	4,645	1,309

NET OPERATING INCOME, excluding amortization expense (3)	$12,469	$8,307	$31,194	$22,094

Diluted earnings per common share
Net income	$0.09	$0.21	$0.48	$0.65
Net operating income	$0.23	$0.22	$0.65	$0.65
Net operating income, excluding amortization expense	$0.26	$0.23	$0.77	$0.70
Diluted weighted average common shares outstanding	47,595,572	35,378,119	40,657,894	31,761,244

GAAP ratios:

Loss & LAE ratio	65.7%	59.9%	63.2%	61.7%
Other underwriting expense ratio	31.0%	33.9%	30.8%	34.0%

GAAP combined ratio	96.7%	93.8%	94.0%	95.7%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 6
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2008	2007	2008	2007
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$104,243	$67,337	$247,296	$199,732

Consolidated net loss and LAE (1)	$63,932	$37,015	$145,135	$113,368
Intercompany claim fees	4,508	3,297	11,243	9,945

Unconsolidated net loss and LAE	$68,440	$40,312	$156,378	$123,313

GAAP loss and LAE ratio	65.7%	59.9%	63.2%	61.7%

Consolidated policy acquisition and other underwriting expenses (1)	$19,537	$12,927	$45,400	$39,739
Intercompany administrative and other underwriting fees	12,821	9,916	30,741	28,246

Unconsolidated policy acquisition and other underwriting expenses	$32,358	$22,843	$76,141	$67,985

GAAP other underwriting expense ratio	31.0%	33.9%	30.8%	34.0%

GAAP combined ratio	96.7%	93.8%	94.0%	95.7%

	2008	2007	2008	2007
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$6,972	$8,376	$17,178	$18,663
Claims fees	2,304	2,337	6,789	6,788
Loss control fees	467	489	1,602	1,632
Reinsurance brokerage	177	185	571	603

Total managed programs	9,920	11,387	26,140	27,686
Agency commissions	2,631	2,329	8,640	9,074
Intersegment revenue	(241)	(397)	(807)	(1,147)

Net commissions and fees	12,310	13,319	33,973	35,613
Intercompany commissions and fees	17,329	13,213	41,984	38,191

Gross commissions and fees	$29,639	$26,532	$75,957	$73,804

Fee-for-service pre-tax income, excluding amortization	$5,780	$2,787	$10,026	$10,024

Pre-tax margin on fee-for-service income	19.5%	10.5%	13.2%	13.6%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 7
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30,		ENDED SEPTEMBER 30,
(In Thousands)	2008	2007	2008	2007
Net earned premiums	$104,243	$67,337	$247,296	$199,732
Less: Unconsolidated net loss and LAE	68,440	40,312	156,378	123,313
Unconsolidated policy acquisition and other underwriting expenses	32,358	22,843	76,141	67,985

Underwriting income	$3,445	$4,182	$14,777	$8,434

GAAP combined ratio as reported	96.7%	93.8%	94.0%	95.7%

Specialty risk management operations pre-tax income	$12,166	$13,700	$40,695	$35,867
Less: Underwriting income	3,445	4,182	14,777	8,434
Net investment income and capital losses	3,332	6,588	17,220	18,987

Fee-based operations pre-tax income	5,389	2,930	8,698	8,446
Agency operations pre-tax income	391	(143)	1,328	1,578

Total fee-for-service pre-tax income	$5,780	$2,787	$10,026	$10,024

GAAP expense ratio as reported	31.0%	33.9%	30.8%	34.0%
Adjustment to include pre-tax income from total fee-for-service income (1)	5.5%	4.1%	4.1%	5.0%

GAAP expense ratio as adjusted (2)	25.5%	29.8%	26.7%	29.0%
GAAP loss and LAE ratio as reported	65.7%	59.9%	63.2%	61.7%

GAAP combined ratio as adjusted	91.2%	89.7%	89.9%	90.7%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$5,389	$2,930	$8,698	$8,446
Underwriting income	3,445	4,182	14,777	8,434
Net investment income and capital losses	3,332	6,588	17,220	18,987

Total specialty risk management operations pre-tax income	12,166	13,700	40,695	35,867

Agency operations pre-tax income	391	(143)	1,328	1,578
Less: Holding company expenses	1,184	895	2,804	2,283
Interest expense	2,333	1,476	4,898	4,631
Amortization expense	1,531	622	4,645	1,309

Consolidated pre-tax income	$7,509	$10,564	$29,676	$29,222

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 8
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2005A	2006A	Q107A	Q207A	Q307A	Q407A	2007A	Q108A	Q208A	Q308A

SUMMARY DATA
Gross written premiums	$332,209	$330,872	$89,504	$78,000	$90,729	$88,218	$346,451	$90,468	$94,370	$134,418
Net written premiums	258,134	262,668	71,972	65,670	73,203	69,366	280,211	71,399	76,071	112,465

INCOME STATEMENT

REVENUES
Net earned premiums	$249,959	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197	$66,022	$77,031	$104,243
Commissions and fees (net)	35,916	41,172	11,551	10,743	13,319	10,375	45,988	12,031	9,632	12,309
Net investment income	17,975	22,075	6,156	6,229	6,788	7,227	26,400	7,148	6,917	10,622
Net realized gains (losses)	167	69	(6)	20	100	36	150	(31)	(146)	(7,290)

Total Revenues	304,017	318,236	82,905	84,183	87,544	86,103	340,735	85,170	93,434	119,884

EXPENSES
Net losses & loss adjustment expenses	151,542	146,293	36,646	39,707	37,015	37,601	150,969	37,661	43,542	63,932
Policy acquisition and other underwriting expenses	44,439	50,479	13,643	13,169	12,927	13,978	53,717	13,147	12,716	19,470
Other administrative expenses	26,810	28,824	7,394	7,598	9,190	8,087	32,269	8,832	7,961	8,055
Salaries & employee benefits	51,331	54,569	13,532	12,900	15,750	14,251	56,433	12,755	14,143	17,056
Amortization expense	373	590	144	543	622	621	1,930	1,551	1,563	1,531
Interest expense	3,856	5,976	1,487	1,667	1,476	1,400	6,030	1,311	1,254	2,333

Total Expenses	278,351	286,731	72,846	75,584	76,980	75,938	301,348	75,257	81,179	112,377

INCOME BEFORE TAXES AND EQUITY EARNINGS	25,666	31,505	10,059	8,599	10,564	10,165	39,387	9,913	12,255	7,507
Income tax expense	7,757	9,599	3,149	2,461	3,219	2,897	11,726	2,911	3,879	3,338
Equity earnings of affiliates	1	128	13	48	210	60	331	56	61	26

NET INCOME	$17,910	$22,034	$6,923	$6,186	$7,555	$7,328	$27,992	$7,058	$8,437	$4,195

Net realized capital gain (loss), net of tax	109	45	(4)	13	65	23	97	(20)	(95)	(6,743)

OPERATING INCOME	$17,801	$21,989	$6,927	$6,173	$7,490	$7,305	$27,895	$7,078	$8,532	$10,938

Amortization expense	373	590	144	543	622	621	1,930	1,551	1,563	1,531

OPERATING INCOME, excluding amortization expense	$18,174	$22,579	$7,071	$6,716	$8,112	$7,926	$29,825	$8,629	$10,095	$12,469

Weighted average common shares outstanding	29,653,067	29,566,141	29,465,807	30,350,553	35,378,119	37,074,978	33,101,965	37,103,270	37,126,911	47,595,572
Shares O/S at end of the period	28,672,009	29,107,818	29,539,236	30,529,260	36,980,070	36,996,287	36,996,287	37,021,032	37,021,032	57,644,022

PER SHARE DATA (Diluted)
Net income	$0.60	$0.75	$0.23	$0.20	$0.21	$0.20	$0.85	$0.19	$0.23	$0.09
Net realized gain (loss), net of tax	$—	$0.01	$—	$—	$—	$—	$0.01	$—	$—	$(0.14)
Operating income	$0.60	$0.74	$0.23	$0.20	$0.21	$0.20	$0.84	$0.19	$0.23	$0.23
Operating income, excluding amortization expense	$0.61	$0.76	$0.24	$0.22	$0.23	$0.21	$0.90	$0.23	$0.27	$0.26

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	65.2%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%	61.7%	61.2%	65.7%
GAAP Expense ratio	33.5%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%	32.2%	29.3%	31.0%

GAAP Combined ratio	98.7%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%	93.9%	90.5%	96.7%

Unconsolidated GAAP data — Ratio Calculation Table:

Net earned premiums	$249,959	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197	$66,022	$77,031	$104,243

Consolidated net loss and LAE	$151,542	$146,293	$36,646	$39,707	$37,015	$37,601	$150,969	$37,661	$43,542	$63,932
Intercompany claim fees	11,523	12,553	3,295	3,353	3,297	3,113	13,058	3,106	3,629	4,508

Unconsolidated net loss and LAE	$163,065	$158,846	$39,941	$43,060	$40,312	$40,714	$164,027	$40,767	$47,171	$68,440

GAAP Net loss and LAE ratio	65.2%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%	61.7%	61.2%	65.7%

Consolidated Policy acquisition and other underwriting expenses	$44,439	$50,479	$13,643	$13,169	$12,927	$13,978	$53,717	$13,147	$12,716	$19,537
Intercompany administrative and other underwriting fees	39,231	37,442	9,152	9,178	9,916	9,644	37,890	8,088	9,832	12,821

Unconsolidated policy acquisition and other underwriting expenses	$83,670	$87,921	$22,795	$22,347	$22,843	$23,622	$91,607	$21,235	$22,548	$32,358

GAAP Expense ratio	33.5%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%	32.2%	29.3%	31.0%

GAAP Combined Ratio	98.7%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%	93.9%	90.5%	96.7%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,741	$18,714	$4,875	$5,412	8,376	5,300	$23,963	$6,032	$4,174	$6,972
Claims fees	7,113	8,776	2,204	2,247	2,337	2,237	9,025	2,180	2,305	2,304
Loss control fees	2,260	2,216	599	544	489	519	2,151	510	625	467
Reinsurance brokerage	660	735	333	85	185	326	929	296	98	177

Total managed programs	26,774	30,441	8,011	8,288	11,387	8,382	$36,068	9,018	7,202	9,920
Agency commissions	11,304	12,285	3,885	2,860	2,329	2,242	11,316	3,328	2,681	2,631
Intersegment commissions and fees	(2,162)	(1,554)	(345)	(405)	(397)	(249)	(1,396)	(315)	(251)	(241)

Net Commissions and fees	35,916	41,172	11,551	10,743	13,319	10,375	45,988	12,031	9,632	12,310
Intercompany commissions and fees	50,754	49,995	12,447	12,531	13,213	12,757	50,948	11,194	13,461	17,329

Gross commissions and fees	$86,670	$91,167	$23,998	$23,274	$26,532	$23,132	$96,936	$23,225	$23,093	$29,639